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                                  EXHIBIT 10.20

                        RETENTION AND SEVERANCE AGREEMENT

         This Retention and Severance Agreement is made effective as of this 3rd day of August, 2000 by and between International Total Services, Inc. (the "Corporation") and Ronald P. Koegler ("Koegler").

         WHEREAS, the Corporation has begun a process involving consideration of various strategic options which, if pursued and implemented, could result in a significant change in, or the elimination of, Koegler's employment relationship with the Corporation; and

         WHEREAS, the Corporation recognizes that the strategic direction and the achievement of the Corporation's strategic objectives will likely place additional demands and burdens on Koegler and require special dedication and efforts by Koegler, while at the same time, presenting Koegler with the distraction and insecurity associated with the potential loss of employment.

         WHEREAS, the Corporation has determined that providing Koegler with a retention incentive and severance protection is appropriate under the circumstances so as to reinforce Koegler's dedication and focus in furtherance of the Corporation's strategic objectives;

         NOW THEREFORE, the Corporation and Koegler agree as follows:

1. SEVERANCE PACKAGE. In the event the Corporation terminates Koegler's employment other than for Cause (as defined below) or Koegler terminates employment with the Corporation for Good Reason (as defined below), the Corporation shall provide Koegler with the following Severance Package:

         A. A lump sum cash severance payment equal to two (2) times (i) Koegler's annual base salary (as of the date of this Agreement) plus (ii) the annual bonus (if any) paid during the year preceding the termination, payable within ten (10) business days following Koegler's execution and delivery of the mutual release referred to in Section 3 of this Agreement. In the event that the severance payment becomes payable under this Agreement, such payment shall replace and be in lieu of any other severance payment due to Koegler from the Corporation.

         B. The Corporation shall provide Koegler with continued health care coverage for a period of two (2) years following Koegler's termination of employment with the Corporation, subject to terms and conditions (including the rate, if any, charged to Koegler) as are otherwise applicable to active Corporation officers.

         C. The Corporation shall, at its cost, provide Koegler with the services of a qualified outplacement professional (as selected by Koegler, subject to the Corporation's approval which will not be unreasonably withheld) to assist Koegler in seeking and obtaining new employment.

         D. The Corporation shall, at its cost, provide Koegler with the personal computer equipment utilized by Koegler in providing services to the Corporation.




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                                  EXHIBIT 10.20

                  For purposes hereof, the terms "Cause" shall mean Koegler's fraud or commission of a felony which results in material injury to the business or reputation of the Corporation. Koegler shall be deemed to have "Good Reason" to terminate his employment under this Agreement if, at any time after August 3, 2000, (i) the Corporation materially increases Koegler's duties and responsibilities without his consent;
         (ii) the Corporation reduces Koegler's level of annual base salary
         (iii) Koegler's place of employment or the principal executive offices of the Corporation are moved to a location more than fifty (50) miles from Public Square in the City of Cleveland, Ohio; (iv) there occurs a material breach by the Corporation of any of its obligations under this Agreement; or (v) there occurs a "Change in Control" (as hereinafter defined) of the Corporation.

                  The term "Change in Control" means the first to occur of the following events (i) any person or group of commonly controlled persons, other than the voting trust established and maintained pursuant to the Voting Trust Agreement (the "Voting Trust") made and entered into as of November 1, 1999 by and among the Corporation, Robert A. Weitzel, H. Jeffrey Schwartz, John P. O'Brien and J. Jeffrey Eakin (the "Voting Trust Trustees"), acquire ownership or control, directly or indirectly, of more than twenty percent (20%) of the voting control or value of the equity interests in the Corporation; (ii) the shareholders of the Corporation approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the equity interests in the Corporation, or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Corporation's business; (iii) at any time during any period of twenty-four (24) consecutive months, individuals who were directors at the beginning of the 24-month period no longer constitute a majority of the members of the Board of Directors of the Corporation, unless the election, or the nomination for election by the Corporation's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who (x) are in office at the time of the election or nomination and (y) were directors at the beginning of the period (the "Continuing Directors"); (iv) the election of any director to the Board of Directors of the Corporation who was not nominated by the Continuing Directors; (v) termination of the Voting Trust or change in the composition of the Voting Trust Trustees; or
         (vi) a change in ownership or control sufficient to trigger the requirements Section 280G of the Internal Revenue Code of 1986 (the "Code") as amended or the Treasury Regulations or Proposed Treasury Regulations thereunder.

2.       INDEMNIFICATION AND LIABILITY COVERAGE.

                  (a) INDEMNIFICATION IN NON-DERIVATIVE ACTIONS. The Corporation shall indemnify Koegler against any and all losses, claims, damages, liabilities, costs and expenses other than attorneys' fees (including any and all losses, claims, damages, liabilities, costs and expenses arising out of events occurring prior to the effective date of this Agreement) with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by




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                                  EXHIBIT 10.20

reason of the fact that he is or was a consultant to or agent or officer of the Corporation, or is or was serving at the request of the Corporation as a consultant to or a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, including judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Koegler did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

                  (b) INDEMNIFICATION IN DERIVATIVE ACTIONS. The Corporation shall indemnify Koegler against any and all losses, claims, damages, liabilities, costs and expenses other than attorneys' fees (including any and all losses, claims, damages, liabilities, costs and expenses arising out of events occurring prior to the effective date of this Agreement) with respect to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a consultant to or agent or officer of the Corporation, or is or was serving at the request of the Corporation as a consultant to or a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which Koegler shall have been adjudged to be liable for gross negligence or gross misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Koegler is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

                  (c) COUNSEL. Koegler shall, at his own expense, have the right to retain counsel of his own choosing to represent him in connection with any matters as to which the provisions of this Section 2 apply.

                  (d) ADVANCE PAYMENT OF EXPENSES. Expenses, excluding attorneys' fees, incurred in defending any action, suit or proceeding referred to in this Section 2, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Koegler to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided herein. Such fees and expenses shall be paid from time to time as incurred upon request by Koegler.

                  (e) NONEXCLUSIVITY. The parties agree that nothing in this Agreement shall be construed to limit or negate any rights of Koegler under the Corporation's Articles of Incorporation or Code of Regulations, as the same may be amended from time to time, or any other agreement, vote of shareholders or directors, or provision of applicable law, whether



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                                  EXHIBIT 10.20

         statutory or common law, or otherwise, which provides Koegler with broader protection than that provided herein. The Corporation will maintain officer's acts and omissions liability insurance for Koegler in amounts comparable to that maintained for other executive officers employed by the Corporation. Such liability insurance shall, at a minimum, cover all matters giving rise to an indemnification obligation by the Corporation and such coverage shall remain in effect until the expiration of the statute of limitations applicable to any claim that could give rise to such indemnification obligation. In the event that Koegler is subject to a liability in excess of the coverage limits of such insurance, the Corporation will be responsible for any such uninsured liabilities to the extent provided herein.

3. MUTUAL RELEASE. In the event Koegler's employment with the Corporation terminates under circumstances otherwise giving rise to entitlement to the Severance Package described in Section 1, the Corporation and Koegler shall promptly enter into a mutual release in the form attached hereto as Exhibit "A". Failure by Koegler to promptly execute such release shall result in forfeiture of all compensation and benefits otherwise due Koegler under this Agreement Failure by the Corporation to promptly execute such release shall result in the Corporation owing Koegler, in addition to all other amounts owing Koegler under this Agreement, liquidated damages for such failure in the amount of One Hundred Thousand Dollars ($100,000.00).

4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the Corporation and its successors and assigns.

         IN WITNESS WHEREOF, the unsigned parties hereby execute this Agreement effective as of August 3, 2000.

                                         INTERNATIONAL TOTAL SERVICES, INC.


                                         by:  /s/ H. Jeffrey Schwartz
                                           Co-Chairman of the Board of Directors

                                         /s/ Ronald  P. Koegler
                                         RONALD P. KOEGLER



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                                  EXHIBIT 10.20
                                                                     EXHIBIT "A"

                                 MUTUAL RELEASE

         This Mutual Release is made by and between International Total Services, Inc. (the "Corporation") and Ronald P. Koegler ("Koegler"), effective upon Koegler's termination of employment with the Corporation.

         Koegler hereby fully, finally, and unconditionally releases the Corporation, its officers, directors, employees, agents and any of their predecessors, successors and assigns ("Released Parties") from any and all claims, suits, demands, charges, debts, grievances, costs, attorneys fees or injuries of every kind or nature, whether known or unknown, absolute or contingent, suspected or unsuspected, which Koegler had or now has against the Released Parties based on any matter or thing occurring or arising on or prior to the effective date of this Mutual Release, including but not limited to claims arising out of or relating to Koegler's employment with the Corporation or the termination of Koegler's employment, ANY CLAIM FOR UNPAID COMPENSATION, BONUS COMPENSATION OR SEVERANCE PAY, PENSION OR ANY OTHER BENEFITS, BREACH OF EXPRESS AND/OR IMPLIED CONTRACT, WRONGFUL DISCHARGE, EMOTIONAL DISTRESS, VIOLATION OF PUBLIC POLICY, AND/OR EMPLOYMENT DISCRIMINATION IN VIOLATION OF THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. SS. 621, ET SEQ., TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, 42 U.S.C. SS. 2000, ET SEQ., THE AMERICANS WITH DISABILITIES ACT, 42 U.S.C. SS. 12101, ET SEQ., OHIO REVISED CODE SS. 4112, ET SEQ., AND/OR ANY OTHER FEDERAL, STATE OR MUNICIPAL FAIR EMPLOYMENT PRACTICE OR DISCRIMINATION LAW, STATUTE, OR ORDINANCE. Excluded from this release, however, are (i) rights under his written Retention and Severance Agreement with the Corporation (dated effective as of August 3, 2000) and claims or administrative charges which cannot be waived by law; (ii) rights to plan benefits under any plan covered by the Koegler Retirement Income Security Act of 1974, as amended ("ERISA"); (iii) rights under any other type of benefit plan not covered by ERISA; and (iv) rights to indemnification and liability coverage associated with Koegler's position with the Corporation.

         The Corporation hereby fully, finally, and unconditionally releases Koegler from any and all claims, suits, demands, charges, debts, grievances, costs, attorneys fees or injuries of every kind or nature, whether known or unknown, absolute or contingent, suspected or unsuspected, which the Corporation had or now has against Koegler based on any matter or thing occurring or arising on or prior to the effective date of this Mutual Release, including but not limited to claims arising out of or relating to Koegler's employment with the Corporation or the termination of Koegler's employment. Excluded from this release, however, are any of the Corporation's rights or claims against Koegler for the commission of a felony resulting in material injury to the Corporation.

         Koegler and the Corporation hereby further acknowledge:

                  (a) That Koegler has had the opportunity to review and consider the terms of this Agreement for a period of twenty-one (21) days;

                  (b) To the extent that Koegler has taken less than twenty-one (21) days to consider this Agreement, Koegler acknowledges that Koegler has had



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                                  EXHIBIT 10.20

                           sufficient time to consider this Agreement and to consult with counsel, and that Koegler does not desire additional time;

                  (c) That the benefits offered by the Corporation and accepted by Koegler as provided herein are in excess of the benefits that Koegler would otherwise be entitled to receive;

                  (d) That each understands and had the opportunity to receive counsel regarding their respective rights, obligations and liabilities;

                  (e) That nothing in this Agreement is or shall be construed as an admission by the Corporation of any breach of any agreement or any intentional or unintentional wrongdoing of any nature;

                  (f) That neither Koegler nor the Corporation has made any representations concerning the terms or effects of this Agreement other than those contained in this Agreement, it being clearly understood that this Agreement (together with the Employment Agreement) is the sole agreement between the parties and may not be modified or terminated orally; and

                  (g) That the terms of this Agreement are not effective or enforceable until seven (7) days after its execution, during which period Koegler may revoke this Agreement by written notice to the Corporation at 1200 Crown Centre, 5005 Rockside Road, Cleveland, Ohio 44131.

         The parties hereto understand and agree this release forever bars each of them from suing, arbitrating or otherwise asserting a claim against the other on any released claim.

                                       INTERNATIONAL TOTAL SERVICES, INC.

                                       By:   __________________________________

                                       Date: __________________________________

                                       ________________________________________
                                       RONALD P. KOEGLER

                                       Date: __________________________________




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